EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 30, 2007 included in Amendment No. 3 to the Registration Statement (Form F-1) and related Prospectus of Cell Kinetics Ltd. dated October 23, 2007.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
October 21, 2007	A Member of Ernst & Young Global